Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 Telephone: 203 622 3131 203 622 6080 unitedrentals.com
United Rentals Announces First Quarter 2011 Results
GREENWICH, Conn. — April 19, 2011 — United Rentals, Inc. (NYSE: URI) today announced financial results for the first quarter 2011. Total revenue was $523 million and rental revenue was $434 million, compared with $478 million and $380 million, respectively, for the same period last year.
On a GAAP basis, the company reported a first quarter 2011 net loss of $20 million, or $0.34 per diluted share, compared with a net loss of $40 million, or $0.67 per diluted share, for the same period in 2010. Adjusted EPS for the quarter, which excludes the impact of special items, was a loss of $0.32 per diluted share, compared with a loss of $0.57 per diluted share the prior year. The effective tax rate for the quarter was 25.9%.
First Quarter 2011 Highlights
•
Rental revenue increased 14.2%, reflecting year-over-year increases of 4.2% in rental rates and 12.8% in the volume of equipment on rent. The company has reaffirmed its outlook for an increase in rental rates of at least 5% for the full year.

•
Time utilization was 62.4%, an increase of 6.2 percentage points from the same period last year, and a first quarter record for the company. The company has reaffirmed its outlook for an increase in time utilization for the full year of approximately 1 percentage point.

•	The company generated $32 million of proceeds from used equipment sales at a gross margin of 43.8%, compared with $35 million of proceeds at a gross margin of 31.4% for the same period last year.
•
Adjusted EBITDA was $145 million, an increase of $30 million compared with the same period last year. Adjusted EBITDA margin was 27.7%, an increase of 3.6 percentage points compared with the same period last year.

CEO Comments
Michael Kneeland, chief executive officer of United Rentals, said, “We have started the year with a very solid performance that includes rate improvement in all operating regions and record first quarter time utilization, as well as stronger gross margins on every major revenue stream. Once again we outpaced our end markets with significant rental revenue growth at a very early stage in the recovery. As demand for our services increases, we are focused on attaining the optimal balance of rate and utilization to drive returns.”
Free Cash Flow and Fleet Size
For the first quarter 2011, free cash flow was $70 million, after total rental and non-rental capital expenditures of $120 million. By comparison, free cash flow for the first quarter 2010 was $99 million after total rental and non-rental capital expenditures of $54 million. Free cash flow for the first quarter 2010 included the receipt of a $55 million federal tax refund. The company has reaffirmed its outlook for full year 2011 free cash flow generation in the range of $10 million to $50 million.

The size of the rental fleet was $3.85 billion of original equipment cost at March 31, 2011, compared with $3.79 billion at December 31, 2010. The age of the rental fleet was 48.2 months on a unit-weighted basis at March 31, 2011, compared with 47.7 months at December 31, 2010.
Return on Invested Capital (ROIC)
Return on invested capital was 4.3% for the 12 months ended March 31, 2011, an increase of 2.3 percentage points from the same period last year. The company’s ROIC metric uses after-tax operating income for the trailing 12 months divided by the averages of stockholders’ equity (deficit), debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the company’s tax rate from period to period, the federal statutory tax rate of 35% is used to calculate after-tax operating income.
Conference Call
United Rentals will hold a conference call tomorrow, Wednesday, April 20, 2011, at 11:00 a.m. Eastern Time. The conference call will be available live by audio webcast at unitedrentals.com, where it will be archived, and by calling 866-261-2650.
Non-GAAP Measures
Free cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, and adjusted earnings per share (adjusted EPS) are non-GAAP financial measures as defined under the rules of the SEC. Free cash flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment plus proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements, net. EBITDA represents the sum of net loss, benefit for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the restructuring charge and stock compensation expense, net. Adjusted EPS represents EPS plus the sum of the restructuring charge and the losses on the repurchase/retirement of debt securities and subordinated convertible debentures. The company believes that: (i) free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; (ii) EBITDA and adjusted EBITDA provide useful information about operating performance and period-over-period growth; and (iii) adjusted EPS provides useful information concerning future profitability. However, none of these measures should be considered as alternatives to net income, cash flows from operating activities or earnings per share under GAAP as indicators of operating performance or liquidity. Information reconciling forward-looking free cash flow to a GAAP financial measure is unavailable to the company without unreasonable effort.
About United Rentals
United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of 530 rental locations in 48 states and 10 Canadian provinces. The company’s approximately 7,300 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 2,900 classes of equipment with a total original cost of $3.85 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at unitedrentals.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected. Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following: (1) a slowdown in the recovery of North American construction and industrial activities, which decreased during the economic downturn and significantly affected our revenues and profitability, may further reduce demand for equipment and prices that we can charge; (2) a decrease in levels of infrastructure spending, including lower than expected government funding for stimulus-related construction projects; (3) our highly leveraged capital structure, which requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions; (4) restrictive covenants in our debt agreements, which could limit our financial and operation flexibility; (5) noncompliance with covenants in our debt agreements, which could result in termination of our credit facilities and acceleration of outstanding borrowings; (6) inability to access the capital that our business may require; (7) inability to collect on contracts with customers; (8) incurrence of impairment charges; (9) the potential consequences of litigation and other claims relating to our business, including certain claims that our insurance may not cover; (10) an increase in our loss reserves to address business operations or other claims and any claims that exceed our established levels of reserves; (11) incurrence of additional costs and expenses in connection with litigation, regulatory or investigatory matters; (12) increases in our maintenance and replacement costs as we age our fleet, and decreases in the residual value of our equipment; (13) inability to sell our new or used fleet in the amounts, or at the prices, we expect; (14) challenges associated with past or future acquisitions, such as undiscovered liabilities and integration issues; (15) management turnover and inability to attract and retain key personnel; (16) our rates and time utilization being less than anticipated; (17) our costs being more than anticipated, the inability to realize expected savings and the inability to obtain key equipment and supplies; (18) disruptions in our information technology systems; (19) competition from existing and new competitors; and (20) labor difficulties and labor-based legislation affecting labor relations and operations generally. For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2010, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.
# # #
Contact:
Fred Bratman
(203) 618-7318
Cell: (917) 847-4507
fbratman@ur.com

UNITED RENTALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010

Revenues:
Equipment rentals	$434	$380
Sales of rental equipment	32	35
Sales of new equipment	15	19
Contractor supplies sales	21	23
Service and other revenues	21	21

Total revenues	523	478

Cost of revenues:
Cost of equipment rentals, excluding depreciation	233	214
Depreciation of rental equipment	99	96
Cost of rental equipment sales	18	24
Cost of new equipment sales	12	16
Cost of contractor supplies sales	14	16
Cost of service and other revenues	9	9

Total cost of revenues	385	375

Gross profit	138	103

Selling, general and administrative expenses	95	86
Restructuring charge	1	6
Non-rental depreciation and amortization	12	13

Operating income (loss)	30	(2)

Interest expense, net	56	61
Interest expense — subordinated convertible debentures	2	2
Other income, net	(1)	(1)

Loss before benefit for income taxes	(27)	(64)

Benefit for income taxes	(7)	(24)

Net loss	$(20)	$(40)

Diluted loss per share	$(0.34)	$(0.67)

UNITED RENTALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31,	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$205	$203
Accounts receivable, net	341	377
Inventory	63	39
Prepaid expenses and other assets	48	37
Deferred taxes	76	69

Total current assets	733	725

Rental equipment, net	2,283	2,280
Property and equipment, net	386	393
Goodwill and other intangible assets, net	226	227
Other long-term assets	64	68

Total assets	$3,692	$3,693

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current maturities of long-term debt	$199	$229
Accounts payable	222	132
Accrued expenses and other liabilities	189	208

Total current liabilities	610	569

Long-term debt	2,577	2,576
Subordinated convertible debentures	87	124
Deferred taxes	385	385
Other long-term liabilities	62	59

Total liabilities	3,721	3,713

Common stock	1	1
Additional paid-in capital	491	492
Accumulated deficit	(620)	(600)
Accumulated other comprehensive income	99	87

Total stockholders’ deficit	(29)	(20)

Total liabilities and stockholders’ deficit	$3,692	$3,693

UNITED RENTALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	March 31,
	2011	2010
Cash Flows From Operating Activities:
Net loss	$(20)	$(40)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	111	109
Amortization of deferred financing costs and original issue discounts	5	6
Gain on sales of rental equipment	(14)	(11)
Gain on sales of non-rental equipment	—	(1)
Restructuring charge	1	6
Stock compensation expense, net	2	1
Loss on repurchase of debt securities	—	4
Loss on retirement of subordinated convertible debentures	1	—
Decrease in deferred taxes	(9)	(24)
Changes in operating assets and liabilities:
Decrease in accounts receivable	36	17
Increase in inventory	(24)	(2)
(Increase) decrease in prepaid expenses and other assets	(6)	37
Increase in accounts payable	90	10
(Decrease) increase in accrued expenses and other liabilities	(19)	6

Net cash provided by operating activities	154	118

Cash Flows From Investing Activities:
Purchases of rental equipment	(115)	(49)
Purchases of non-rental equipment	(5)	(5)
Proceeds from sales of rental equipment	32	35
Proceeds from sales of non-rental equipment	4	1

Net cash used in investing activities	(84)	(18)

Cash Flows From Financing Activities:
Proceeds from debt	571	645
Payments of debt, including subordinated convertible debentures	(641)	(897)
Proceeds from the exercise of common stock options	4	—
Shares repurchased and retired	(7)	(1)
Excess tax benefits from share-based payment arrangements, net	—	(1)

Net cash used in financing activities	(73)	(254)

Effect of foreign exchange rates	5	5

Net increase (decrease) in cash and cash equivalents	2	(149)
Cash and cash equivalents at beginning of period	203	169

Cash and cash equivalents at end of period	$205	$20

Supplemental disclosure of cash flow information:
Cash (paid) received for taxes, net	$(11)	$53

UNITED RENTALS, INC.
SEGMENT PERFORMANCE
($ in millions)

	Three Months Ended
	March 31,
	2011	2010	Change

General Rentals
Reportable segment revenue	$484	$443	9.3%
Reportable segment operating income	26	1	2500.0%
Reportable segment operating margin	5.4%	0.2%	5.2	pp

Trench Safety, Power & HVAC
Reportable segment revenue	$39	$35	11.4%
Reportable segment operating income	5	3	66.7%
Reportable segment operating margin	12.8%	8.6%	4.2	pp

Total United Rentals
Total revenue	$523	$478	9.4%
Total segment operating income (1)	31	4	675.0%
Total segment operating margin (1)	5.9%	0.8%	5.1	pp

(1)	Excludes unallocated restructuring charge.
DILUTED LOSS PER SHARE CALCULATION
(In millions, except per share data)

	Three Months Ended
	March 31,
	2011	2010

Net loss	$(20)	$(40)

Weighted average diluted shares	60.9	60.2

Diluted earnings (loss) per share	$(0.34)	$(0.67)

UNITED RENTALS, INC.
ADJUSTED LOSS PER SHARE GAAP RECONCILIATION
We define “Loss per share — adjusted” as the sum of (i) loss per share — GAAP, as reported plus the after-tax impacts of (ii) restructuring charge and (iii) loss on repurchase/retirement of debt securities and subordinated convertible debentures. Management believes adjusted loss per share provides useful information concerning future profitability. However, adjusted loss per share is not a measure of financial performance under GAAP. Accordingly, adjusted loss per share should not be considered an alternative to GAAP loss per share. The table below provides a reconciliation between loss per share — GAAP, as reported, and loss per share — adjusted.

	Three Months Ended
	March 31,
	2011	2010

Loss per share — GAAP, as reported	$(0.34)	$(0.67)

After-tax impact of:

Restructuring charge (1)	0.01	0.06

Loss on repurchase/retirement of debt securities and subordinated convertible debentures	0.01	0.04

Loss per share — adjusted	$(0.32)	$(0.57)

(1)	Relates to branch closure charges and severance costs.

UNITED RENTALS, INC.
EBITDA AND ADJUSTED EBITDA GAAP RECONCILIATION
(In millions)
EBITDA represents the sum of net loss, benefit for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation of rental equipment, and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the restructuring charge and stock compensation expense, net. These items are excluded from adjusted EBITDA internally when evaluating our operating performance and allow investors to make a more meaningful comparison between our our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that EBITDA and adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliation, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that EBITDA and adjusted EBITDA permit investors to gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced. However, EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity. The table below provides a reconciliation between net loss and EBITDA and adjusted EBITDA.

	Three Months Ended
	March 31,
	2011	2010

Net loss	$(20)	$(40)
Benefit for income taxes	(7)	(24)
Interest expense, net	56	61
Interest expense — subordinated convertible debentures	2	2
Depreciation of rental equipment	99	96
Non-rental depreciation and amortization	12	13

EBITDA (A)	142	108
Restructuring charge (1)	1	6
Stock compensation expense, net (2)	2	1

Adjusted EBITDA (B)	$145	$115

(A)	Our EBITDA margin was 27.2% and 22.6% for the three months ended March 31, 2011 and 2010, respectively.

(B)	Our adjusted EBITDA margin was 27.7% and 24.1% for the three months ended March 31, 2011 and 2010, respectively.

(1)	Relates to branch closure charges and severance costs.

(2)	Represents non-cash, share-based payments associated with the granting of equity instruments.

UNITED RENTALS, INC.
FREE CASH FLOW GAAP RECONCILIATION
(In millions)
We define free cash flow as (i) net cash provided by operating activities less (ii) purchases of rental and non-rental equipment plus (iii) proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements, net. Management believes that free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements. However, free cash flow is not a measure of financial performance or liquidity under GAAP. Accordingly, free cash flow should not be considered an alternative to net loss or cash flow from operating activities as an indicator of operating performance or liquidity. The table below provides a reconciliation between net cash provided by operating activities and free cash flow.

	Three Months Ended
	March 31,
	2011	2010

Net cash provided by operating activities	$154	$118
Purchases of rental equipment	(115)	(49)
Purchases of non-rental equipment	(5)	(5)
Proceeds from sales of rental equipment	32	35
Proceeds from sales of non-rental equipment	4	1
Excess tax benefits from share-based payment arrangements, net	—	(1)

Free cash flow	$70	$99